UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2026

Phoenix Energy One, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-42868	83-4526672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18575 Jamboree Road, Suite 830
Irvine, CA		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 416-5037

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Cumulative Redeemable Preferred Shares	PHXE.P	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2026, Phoenix Energy One, LLC, as issuer (the “Company”), entered into an indenture (as amended and supplemented from time to time, the “Indenture”), with Odyssey Transfer and Trust Company, as trustee and collateral agent (“Odyssey”), providing for the issuance of up to $100,000,000 in aggregate principal amount of the Company’s Senior Subordinated Junior Lien Notes (the “Notes”). The offering of the Notes is being registered on a registration statement on Form S-1 (File No. 333-296428), which was declared effective by the U.S. Securities and Exchange Commission on July 7, 2026, on a continuous basis pursuant to Rule 415 under the U.S. Securities Act of 1933, as amended.

The Notes will be the Company’s senior subordinated obligations and will be secured on a junior basis, equally and ratably with all parity lien indebtedness of the Company, by mortgages on certain of the Company’s properties, which mortgages will be junior to the security interest under that certain Amended and Restated Senior Secured Credit Agreement (as amended or supplemented from time to time, the “Fortress Credit Agreement”), by and among the Company, Phoenix Operating LLC (“PhoenixOp”), as borrower, each of the lenders from time to time party thereto, and Fortress Credit Corp. (“Fortress”), as administrative agent for the lenders, and any other senior-priority secured indebtedness (all such indebtedness, “Senior Debt”). The Notes will be contractually subordinated to any Senior Debt, including indebtedness under the Fortress Credit Agreement. The Notes will not be guaranteed by any of the Company’s subsidiaries or affiliates.

The Notes will mature 10 years from the date of initial issuance and will bear interest at rates ranging from 6.00% to 7.00% per annum, depending on the applicable interval of three, six, nine, twelve, or eighteen months at which holders can request redemption of their Notes (the last day of each such interval, a “Set Put Date”). Interest on the Notes (i) will be payable in cash monthly in arrears (“Cash Interest Notes”) or (ii) will accrue and compound daily from and including the date of initial issuance and will be payable upon maturity or earlier redemption (“Compound Interest Notes”).

The Notes will be issued in registered form only, in minimum denominations of $1,000. The Notes will be redeemable at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

From the initial issuance of the Notes until the Set Put Date immediately preceding maturity, a holder may request that the Company redeem all or a portion of such holder’s Notes on the applicable Set Put Date at a price equal to 100% of the aggregate principal amount of such Notes, plus, with respect to Compound Interest Notes, accrued and unpaid interest thereon to, but excluding, such redemption date, or, with respect to Cash Interest Notes, the amount of interest that would have accrued on such Notes from, and including, the most recent interest payment date to, but excluding, the applicable Set Put Date. A request for redemption on a Set Put Date must be given at least 30 calendar days but no more than 45 calendar days prior to the applicable Set Put Date.

The Indenture contains covenants that, among other things, limit the Company’s ability to sell all or substantially all of its assets or merge or consolidate with or into other companies and require the Company to maintain a Loan-to-Value Ratio (as defined in the Indenture) of 1.00 to 1.00. The Indenture provides for events of default, including (1) a continuing default in the payment of principal or interest on the Notes that is not cured for 60 days, (2) a continuing failure to comply in any material respect with other provisions of the Notes or the Indenture that is not cured or waived within 120 days after receipt of notice, and (3) certain events of bankruptcy or insolvency.

In connection with the entry into the Indenture and commencement of the offering of the Notes, on July 7, 2026, the Company, PhoenixOp, Fortress, as first lien collateral agent (the “First Lien Collateral Agent”), Odyssey, and the other grantors party thereto entered into that certain Junior Lien Intercreditor Agreement (the “Intercreditor Agreement”). The Intercreditor Agreement provides, among other things, that any liens on the shared collateral securing the first lien obligations under the Fortress Credit Agreement will have priority over and be senior in all respects to any liens on the shared collateral securing the Notes. Until the discharge of the first lien obligations, the First Lien Collateral Agent will have the exclusive right to exercise remedies with respect to the shared collateral, and the holders of the Notes will not be permitted to exercise or seek to exercise any rights or remedies with respect to the shared collateral.

The foregoing descriptions of the Indenture, the Notes, and the Intercreditor Agreement are summaries and are qualified in their entirety by reference to the full text of the Indenture, the form of the Notes, and the Intercreditor Agreement, as applicable, copies of which are attached as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8‑K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sales of Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, by and between Phoenix Energy One, LLC, as issuer, and Odyssey Transfer and Trust Company, as trustee and collateral agent, dated as of July 7, 2026.
4.2	Form of Cash Interest Note (included in Exhibit 4.1).
4.3	Form of Compound Interest Note (included in Exhibit 4.1).
10.1

Junior Lien Intercreditor Agreement, by and among Fortress Credit Corp., Odyssey Transfer and Trust Company, Phoenix Energy One, LLC, Phoenix Operating LLC, the other obligors under the Fortress Credit Agreement, and the other parties from time to time party thereto, dated as of July 7, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX ENERGY ONE, LLC

Dated: July 8, 2026	By:	/s/ Curtis Allen
Curtis Allen
Chief Financial Officer